Exhibit 10.2.1
AMENDMENT NO. 1
          This AMENDMENT NO. 1 (this “Amendment”), dated as of October 22, 2004, to the Note and Equity Purchase Agreement, dated as of June 23, 2004 (as the same may be amended, supplemented or modified from time to time in accordance with its terms, the “Note Purchase Agreement”), by and among MGP INSTRUMENTS, INC., a Delaware corporation (“Borrower”), DOSIMETRY ACQUISITIONS (U.S.), INC., a Delaware corporation (“Topco”), as Guarantor, the securities purchasers that are now and hereafter at any time parties thereto (each a “Purchaser” and collectively, “Purchasers”), and AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation (“ACFS”), as agent for Purchasers (“Agent”). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Purchase Agreement.
          WHEREAS, Borrower, Topco, Purchasers and ACFS entered into the Note Purchase Agreement; and
          WHEREAS, the parties hereto desire to amend certain provisions of the Note Purchase Agreement.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
          SECTION 1. AMENDMENTS TO THE NOTE PURCHASE AGREEMENT
          1.1 The definition of “LIBOR Period” shall be deleted in its entirety and replaced with the following:
“LIBOR Period” shall mean (a) with respect to the first interest payment date as set forth in Section 3.1, the period from and including the Closing Date to and including the last day of the calendar month in which the Closing Date occurs and (b) with respect to any subsequent interest payment date, the calendar month immediately preceding the month in which the interest payment date occurs; provided, that if any LIBOR Period would otherwise extend beyond the maturity date of the applicable Note for which the LIBOR Rate is being calculated, the LIBOR Period shall end on such maturity date.
          1.2 The first sentence of Section 3.1(a) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“The Loan Parties, jointly and severally, covenant and agree to make payments to Agent, for the ratable benefit of Purchasers, of accrued interest on the Senior Term Loan B on the first Business Day of each calendar month, commencing August 1, 2004 through the date of repayment in full of the Senior Term Loan B.”
          1.3 The first sentence of Section 3.l(b) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“The Loan Parties, jointly and severally, covenant and agree to make payments to Agent, for the ratable benefit of Purchasers, of accrued interest on the Senior Subordinated Notes on the first Business Day of each calendar month, commencing August 1, 2004 through the date of repayment in full of the Senior Subordinated Notes.”
          1.4 The first sentence of Section 3.l(c) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following :
“The Loan Parties, jointly and severally, covenant and agree to make payments to Agent for the ratable benefit of Purchasers, of accrued interest on the Junior Subordinated Notes on the first Business Day of each calendar month, commencing on August 1, 2004 through the date of repayment in full of the Junior Subordinated Notes.”
          1.5 The first sentence of Section 3.1(e) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“The Loan Parties, jointly and severally, covenant and agree to make payments to Agent, for the ratable benefit of Purchasers, of accrued interest on the Revolving Notes on the first Business Day of each calendar month, commencing on August I, 2004 through the date of repayment in full of the Revolving Notes.”
          SECTION 2. MISCELLANEOUS
          2.1 All references to the Note Purchase Agreement in the Note Purchase Agreement, the Purchase Documents and the other documents and instruments delivered pursuant to or in connection therewith shall mean the Note Purchase Agreement as amended hereby and as such may in the future be amended, restated, supplemented or modified from time to time.
          2.2 This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.
          2.3 Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.
          2.4 This Amendment shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.
          2.5 The parties hereto shall, at any time and from time to time following the execution of this Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment.
          2.6 This Amendment shall have retroactive effect from the date of the initial effectiveness of the Note Purchase Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LOAN PARTIES: MGP INSTRUMENTS, INC.
By:	/s/ Michael S. Wilson
	Name:	Michael S. Wilson
	Title:	Vice President & CEO

DOSIMETRY ACQUISITIONS (U.S.), INC.
By:	/s/ Todd Wilson
Name:
Title:

AMERICAN CAPITAL FINANCIAL SERVICES, INC.
By:	/s/ Todd Wilson
Name:
Title:

PURCHASERS: ACS FUNDING TRUST I, by American Capital Strategies, Ltd., as Servicer
By:	/s/ Todd Wilson
Name:
Title: